UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
June 4, 2013 (June 4, 2013)
Date of Report (date of earliest event reported)
_______________________
TRANSCEPT PHARMACEUTICALS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-51967	33-0960223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1003 W. Cutting Blvd., Suite #110
Point Richmond, California 94804
(Address of principal executive offices)
(510) 215-3500
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
_______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the Annual Meeting of Stockholders of Transcept Pharmaceuticals, Inc. (the “Company”) held on June 4, 2013 (the “Annual Meeting”), the stockholders of the Company voted as set forth below on the following proposals, each of which is described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 12, 2013:
Proposal 1. Election of Class I Directors
Each nominee for the Board of Directors was re-elected at the Annual Meeting. The votes with respect to each nominee were cast as follows:

	For	Withheld	Broker Non-Votes
Christopher B. Ehrlich	10,070,928	1,212,772	5,147,453
Frederick J. Ruegsegger	11,119,763	163,937	5,147,453
Thomas J. Dietz	11,072,526	211,174	5,147,453
Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the year ending December 31, 2013 was ratified at the Annual Meeting. The votes with respect to this proposal were cast as follows:

For	Against	Abstain	Broker Non-Votes
16,339,172	34,117	57,864	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSCEPT PHARMACEUTICALS, INC.

Date: June 4, 2013	By:	/s/ Leone D. Patterson
Name: Leone D. Patterson
Title: Vice President, CFO